EXHIBIT 107
Calculation of Filing Fee Table

Form S-8
(Form Type)

Pacific Biosciences of California, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Registrant`s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”)	Other	16,000,000	$1.37	$21,920,000	$0.0001381	$3,027.16
	Total Offering Amounts:					$21,920,000		$3,027.16
	Total Fee Offsets:							$—
	Net Fee Due:							$3,027.16

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2020 Plan by reason of an event such as any stock split, stock dividend, recapitalization or similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

Represents 16,000,000 shares of Common Stock reserved for issuance pursuant to awards under the 2020 Plan.

Estimated in accordance with Rules (c) and (h) of Rule 457 of the Securities Act solely for the purposes of calculating the registration fee on the basis of $1.37 per share, which represents the average of the high and low price per share of the Registrant’s Common Stock on August 5, 2026, as reported on The Nasdaq Global Select Market.
Table 2: Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A